Amendment No. 1 to Employment Agreement


     This Amendment No. 1 (this "Amendment") to Employment Agreement is entered into as of May 15, 1998 by and between MIM Corporation, a Delaware corporation (the "Company"), and Barry A. Posner ("Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement dated as of March 26, 1997 (the "Original Agreement");

     WHEREAS, the Company and Executive desire to amend the Original Agreement in certain respects;

     NOW, THEREFORE, in consideration for the mutual covenants set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Original Agreement and all references to the "Agreement" in the Original Agreement shall hereafter mean the Original Agreement as amended by this Amendment.

     2. Section 1 of the Original Agreement is hereby amended to read in its entirety as follows: "The Company hereby employs the Executive, and the Executive hereby accepts such employment, commencing as of the date hereof and continuing for a period ending May 15, 2001 or such earlier date as this Agreement shall be terminated pursuant to the provisions of Section 4 or Section 5 hereof (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term")."

     3. Section 2 of the Original Agreement is hereby amended to read in its entirety as follows: "The Executive, in his capacity as Vice President, General Counsel and Corporate Secretary, shall faithfully perform for the Company the duties of said offices and such other duties of an executive, managerial, or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company and the Chief Executive Officer of the Company. The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder."

     4. All references in the Agreement to "Chief Operating Officer" shall be deleted in its entirety.

     5. The word "nine" appearing in: (A) clause (ii) of the second sentence of Section 4.2; and (B) clause (ii) of the second sentence of Section 5.2(b) hereof is deleted, and substituted therefor shall be the word "twelve".

     6. Expect as modified hereby, the Agreement shall remain unmodified and in full force and effect.

     7. This Amendment shall be construed in accordance with, and its interpretation shall otherwise be governed by, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.


         MIM CORPORATION

         By:   /s/ Richard H. Friedman
               ---------------------------
         Its:  Chief Executive Officer


         /s/ Barry A. Posner
         ---------------------------------
         Executive